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                                                                      EXHIBIT 11


                        SYNTELLECT INC. AND SUBSIDIARIES
             SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (in thousands, except per share amounts)


                                                                             Three Months Ended               Nine Months Ended
                                                                                September 30,                    September 30,
                                                                                -------------                    -------------
                                                                             1996            1995            1996            1995
                                                                             ----            ----            ----            ----
Net income (loss)                                                          $ (1,465)       $ (1,075)       $ (2,942)       $ (2,294)
                                                                           ========        ========        ========        ========

Weighted average shares:
         Common shares outstanding                                           13,435          13,178          13,412          13,148
         Common equivalent shares representing shares
              issuable  upon exercise of stock options (1)                     --              --              --              --
                                                                           --------        --------        --------        --------
                  Total weighted average shares - primary                    13,435          13,178          13,412          13,148

Incremental common equivalent shares (calculated using
     the higher of end of  period or average market value (2)                  --              --              --              --
                                                                           --------        --------        --------        --------
                  Total weighted average shares - fully diluted              13,435          13,178          13,412          13,148
                                                                           ========        ========        ========        ========

Primary net income (loss) per common and equivalent
     share                                                                 $   (.11)       $   (.08)       $   (.22)       $   (.17)
                                                                           ========        ========        ========        ========

Fully diluted net income (loss) per common and equivalent
     share (2)                                                             $   (.11)       $   (.08)       $   (.22)       $   (.17)
                                                                           ========        ========        ========        ========

Additional adjustments to fully diluted weighted average shares (3):
         Total weighted average shares - fully diluted                       13,435          13,178          13,412          13,148
                                                                           ========        ========        ========        ========
         Common equivalent shares representing shares
              issuable upon exercise of stock options (1)                      --              --              --              --
                  Total weighted average shares - fully
                       diluted, as adjusted                                  13,435          13,178          13,412          13,148
                                                                           ========        ========        ========        ========

Fully diluted net income (loss) per common and equivalent
     share, as adjusted (3)                                                $   (.11)       $   (.08)       $   (.22)       $   (.17)
                                                                           ========        ========        ========        ========

------
Notes:

(1) Amount calculated using the treasury stock method and fair market values.

(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%. Incremental amounts are zero; calculation is shown for presentation purposes only.

(3) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


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